UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 22, 2018

EDUCATIONAL DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-04957	73-0750007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5402 S 122nd E Avenue, Tulsa, Oklahoma 74146
(Address of Principal Executive Offices) (Zip Code)

(918) 622-4522
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2018, the Company executed the Seventh Amendment Loan Agreement (the “Amendment”) with Midfirst Bank (the “Lender”) related to our Loan Agreement dated as of March 10, 2016, as amended (the “Loan Agreement”).  The Amendment modifies the Loan Agreement to allow the Company to declare and pay dividends to shareholders as well as repurchase shares from existing shareholders, subject to certain restrictions.   The amendment also includes an adjustment to a Adjusted Funded Debt to EBITDA ratio for covenant compliance.

The Company issued a Press Release announcing the amendment change which allows the Company to pay dividends.  A copy of the press release is attached hereto.

The foregoing description of the Amendment is not complete and is qualified in all respects subject to the actual provisions of the amendment, a copy of which has been filed as Exhibit 10.01 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           EXHIBITS

Exhibit Number	Description
10.01	Seventh Amendment Loan Agreement
99.1	Press Release dated 2/22/18

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATIONAL DEVELOPMENT CORPORATION

Date: February 22, 2018	By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.01	Seventh Amendment Loan Agreement
99.1	Press Release dated 2/22/18